Exhibit 99.1

Babcock & Wilcox Enterprises Receives Continued Listing Standard Notice from NYSE

Notice Has No Immediate Impact on the Listing or Trading of Babcock & Wilcox Common Stock

(AKRON, Ohio – April 10, 2025) - Babcock & Wilcox Enterprises, Inc. (“B&W” or the “Company”) (NYSE: BW) announced that on April 4, 2025, the Company received notice from the New York Stock Exchange (the “NYSE”) that it was not in compliance with the NYSE’s continued listing standards as a result of the average closing price of the Company’s common stock being less than $1.00 per share over a consecutive 30 trading-day period (the “NYSE Notice”).

In accordance with the NYSE listing standards, the Company has a period of six months following receipt of the NYSE Notice to regain compliance with the minimum share price requirement. As required by the NYSE, the Company plans to respond timely to the NYSE that it intends to regain compliance with the minimum share price requirement.

Under the NYSE listing standards, the Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with other continued listing requirements. The Company can regain compliance at any time during the cure period if on the last trading day of any calendar month during the cure period, its common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

The NYSE Notice does not affect the Company’s business operations or its reporting obligations with the U.S. Securities and Exchange Commission, nor does it trigger any violation of its debt obligations.

About B&W

Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises, Inc. is a leader in energy and environmental products and services for power and industrial markets worldwide. Follow us on LinkedIn at www.linkedin.com/company/babcock-&-wilcox and learn more at www.babcock.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this release are forward-looking statements, including without limitation statements regarding the Company’s plans with respect to the NYSE Notice. You should not place undue reliance on these statements. Forward-looking statements include words such as “expect,” “intend,” “plan,” “likely,” “seek,” “believe,” “project,” “forecast,” “target,” “goal,” “potential,” “estimate,” “may,” “might,” “will,” “would,” “should,” “could,” “can,” “have,” “due,” “anticipate,” “assume,” “contemplate,” “continue” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, but not limited to: reactions from our customers, suppliers, vendors, employees and other third parties to the Company’s receipt of the NYSE Notice; the Company’s ability to regain compliance with the minimum share price requirement within the applicable cure period; the Company’s ability to comply with other NYSE listing standards and maintain the listing of its common stock on the NYSE; that our financial condition raises substantial doubt as to our ability to continue as a going concern and we have entered into a number of amendments and waivers to our Debt Facilities; our need of additional financing to continue as a going concern; and any negative reactions to the substantial doubt about our ability to continue as a going concern by our customers, suppliers, vendors, employees and other third parties; and the risks and uncertainties described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the U.S. Securities and Exchange Commission.

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Investor Contact:	Media Contact:

Investor Relations	Ryan Cornell, Public Relations Lead
Babcock & Wilcox Enterprises, Inc.	Babcock & Wilcox Enterprises, Inc.
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com